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                                                             EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST IX


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.   The additional class of Shares is designated "Class R2 Shares";

         2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

                              CORRECTION OF DEFECTS

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of the Trust, the following defect is corrected:

         1. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Limited Maturity Fund, MFS Research Bond Fund and MFS Bond Fund, each a series of the Trust, to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

         2. The reference to Section 6.9 in this filing was a typographical error.

         3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         4. On April 30, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which terminated MFS High Quality Bond Fund, a series of the Trust.

         5. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         6. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         7. On September 19, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which established and designated MFS Research Bond Fund J as a series of the Trust.

         8. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         9. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         10. On October 17, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Municipal Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, to create "Class R Shares."

         11. The reference to Section 6.9 in this filing was a typographical error.

         12. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         13. The reference to the MFS Municipal Limited Maturity Fund in this filing was a typographical error.

         14. This typographical error is hereby corrected to replace the reference to the "MFS Municipal Limited Maturity Fund" with a reference to the "MFS Limited Maturity Fund."

                             REDESIGNATION OF SERIES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust IX (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of August, 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.
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JOHN W. BALLEN                           WILLIAM J. POORVU
-----------------------------            -----------------------------
John W. Ballen                           William J. Poorvu
8 Orchard Road                           975 Memorial Drive  Apt. 710
Southborough MA  01772                   Cambridge MA  02138


LAWRENCE H. COHN                         JEFFREY L. SHAMES
-----------------------------            -----------------------------
Lawrence H. Cohn                         Jeffrey L. Shames
45 Singletree Road                       38 Lake Avenue
Chestnut Hill MA  02467                  Newton MA  02459


WILLIAM R. GUTOW                         J. DALE SHERRATT
-----------------------------            -----------------------------
William R. Gutow                         J. Dale Sherratt
3 Rue Dulac                              86 Farm Road
Dallas TX  75230                         Sherborn MA  01770


J. ATWOOD IVES                           ELAINE R. SMITH
-----------------------------            -----------------------------
J. Atwood Ives                           Elaine R. Smith
17 West Cedar Street                     75 Scotch Pine Road
Boston MA  02108                         Weston MA  02493


                                         WARD SMITH
-----------------------------            -----------------------------
Abby M. O'Neill                          Ward Smith
200 Sunset Road                          36080 Shaker Blvd.
Oyster Bay NY  11771                     Hunting Valley OH  44022


KEVIN R. PARKE
-----------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742


LAWRENCE T. PERERA
-----------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116